UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2009 (May 13, 2009)
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		No.)

439 S. Union St, 5th Floor, Lawrence, MA	01843

(Address of principal executive offices)	(Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
On May 13, 2009, NxStage Medical, Inc., or NxStage, entered into escrow arrangements intended to effectuate a strategic business alliance with Asahi Kasei Kuraray Medical Co., Ltd., or Asahi, involving five principal agreements outlined below. The agreements will not be delivered between the parties or become effective unless and until NxStage obtains, on or before August 11, 2009, a pay-off letter from the lenders under NxStage’s November 2007 Credit and Security Agreement with GE Business Financial Services, Inc., as amended, and completes other documentation relating to the termination of that credit facility (such conditions to be referred to herein as the Conditions to Closing). The agreements have been signed by all parties and are being held in escrow pursuant to a document escrow agreement entered into between NxStage and Asahi dated as of May 13, 2009. The funds to be provided by Asahi under the Term Loan and Security Agreement described below, or the Loan Agreement, are also being held in escrow pursuant to a funds escrow agreement entered into between NxStage, Asahi and US Bank dated as of May 13, 2009. NxStage has agreed to pay interest on the monies held in escrow at a rate of 8% per annum. This interest is to be paid on the first regularly scheduled interest payment date under the Loan Agreement, or, if the Conditions to Closing are not satisfied on or before August 11, 2009, such interest shall be paid to Asahi on August 11, 2009. None of the agreements described below shall go into force or effect if the Conditions to Closing are not satisfied by August 11, 2009. The date that the Conditions to Closing are satisfied shall become the effective date of all of the agreements described below.
Dialyzer Production Agreement
Under the Dialyzer Production Agreement to be entered into between the parties, NxStage has agreed to manufacture dialyzers for Asahi, at NxStage’s dialyzer manufacturing facility in Germany. Asahi may sell the dialyzers produced by NxStage exclusively in Asia, and on a non-exclusive basis in the rest of the world; provided that Asahi has no rights to sell the dialyzers in North America. NxStage retains exclusive rights to sell dialyzers used with the NxStage System One worldwide. Under the agreement, Asahi has also agreed, under certain circumstances, to provide capital to fund the construction of additional dialyzer production capacity at a new facility to be owned by Asahi and operated by NxStage. The term of the Dialyzer Production Agreement is twelve years, with automatic two year renewals unless either party provides advance notice of termination. The term of this agreement can also be extended at Asahi’s option to ensure that, if a new dialyzer production facility is constructed, NxStage operates the new facility for Asahi for at least five years. The agreement may be terminated by either party upon an uncured material breach or upon either party’s insolvency.
Supply and Purchase Agreement
Under the Supply and Purchase Agreement to be entered into between the parties, Asahi has agreed to supply polysulfone hollow-fiber membrane to NxStage for use in NxStage dialyzers in North America, and NxStage has agreed to purchase from Asahi a significant percentage of its requirements for such hollow-fiber membrane for use in dialyzers not used with the NxStage System One. Consistent with its obligations, NxStage will continue to purchase fiber from Membrana for the NxStage System One. The term of the Supply and Purchase

Agreement is twelve years, with automatic two year renewals unless either party provides advance notice of termination. The agreement may be terminated by either party upon an uncured material breach or upon either party’s insolvency.
Term Loan and Security Agreement
Under the Term Loan and Security Agreement to be entered into between the parties, or the Loan Agreement, Asahi will provide NxStage with a $40 million term loan, bearing interest at a rate of 8% per annum, with fifty percent of such interest being deferred until the maturity date of the term loan. Principal matures in four years from the effective date, and is payable in one balloon payment at maturity. The term loan will be secured by all NxStage assets other than cash, bank accounts, accounts receivable, field equipment, and inventory. The term loan may be prepaid, without penalty, at NxStage’s option. In the event the term loan reaches maturity, Asahi may require that all of the principal and interest on the term loan that is unpaid as of the maturity date be converted into shares of NxStage’s common stock, with the number of shares to be determined based upon the average closing stock price of NxStage’s common stock during the thirty business days preceding the maturity date. Under no circumstance would NxStage be obligated to issue more than 10% of the number of its shares of common stock outstanding on the maturity date to Asahi in satisfaction of this obligation; provided that NxStage and Asahi may mutually agree, in each of its own sole discretion, to increase the 10% limitation to up to 20%.
The Loan Agreement also provides NxStage the ability to borrow up to $40 million from other lenders, subject to certain conditions. The proceeds of the term loan will be used to pay off in full the approximately $28 million in principal and accrued interest owed by NxStage under its GE credit facility plus prepayment and other transaction fees owed under the credit facility. Remaining proceeds will be used for operating purposes.
The term loan contains no financial covenants, but does include covenants that (a) place limitations on NxStage’s and its subsidiaries’ ability to incur debt, (b) place limitations on NxStage’s and its subsidiaries’ ability to grant or incur liens, carry out mergers, and make investments and acquisitions, and (c) place limitations on NxStage’s and its subsidiaries’ ability to pay dividends and make other restricted payments. The Loan Agreement contains customary events of default, including nonpayment, misrepresentation, breach of covenants, material adverse effects, and bankruptcy.
Technology Trademark and License Agreement
Under the Technology Trademark and License Agreement to be entered into between the parties, or the License Agreement, NxStage will grant Asahi a royalty-free license to (a) its dialyzer production technology to make and sell dialyzers outside of North America and exclusively in Asia of a design similar to the dialyzers currently incorporated into NxStage System One disposable cartridges, and (b) its Streamline blood tubing set technology to assemble (using components supplied by NxStage) Streamline blood tubing sets and sell Streamline blood tubing sets outside of North America and exclusively in Asia. Under the agreement, NxStage and Asahi also agree to license to each other, on a royalty-free basis, any improvements developed by either party pertaining to dialyzer manufacturing technology or Streamline blood tubing sets. The term of the License Agreement expires on the expiration of the last issued and valid claim of any patent licensed under the agreement. The License Agreement may be terminated upon a material uncured breach by either party or upon either party’s insolvency.
Collaboration Agreement
Under the Collaboration Agreement to be entered into between the parties, Asahi and NxStage have agreed to collaborate in good faith regarding (a) the use of the NxStage System One for Asahi apheresis therapies, (b) raw materials sourcing for dialyzers in order to reduce overall costs, and (c) possible joint hemodialysis systems development. Additionally, under the Collaboration Agreement, NxStage grants Asahi a right of first negotiation for distribution rights of the NxStage System One in Asia. The term of the Collaboration Agreement is three years.
Item 3.02. Unregistered Sales of Equity Securities.
The information contained in Item 1.01 above with respect to the potential issuance of common stock to Asahi in connection with the repayment of the term loan is incorporated herein by reference.
NxStage would be issuing the shares to Asahi in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) promulgated thereunder.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: May 18, 2009	By:	/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
President and Chief Executive Officer

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